UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                           ---------------------

                                  FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                       Gabelli Asset Management Inc.
           (Exact Name of Registrant as Specified in Its Charter)

               New York                                         13-4007862
(State of Incorporation or Organization)                     (I.R.S. Employer
                                                            Identification no.)

          One Corporate Center
              Rye, New York                                        10580
(Address of Principal Executive Offices)                         (Zip Code)


If this form relates to the                   If this form relates to the
registration of a class of                    registration of a class of
securities pursuant to                        securities pursuant to
Section 12(b) of the                          Section 12(g) of the
Exchange Act and is effective                 Exchange Act and is effective
upon filing pursuant to                       upon filing pursuant to
General Instruction A.(c), please             General Instruction A.(d), please
check the following box. [x]                  check the following box. [ ]




Securities Act registration statement file number to which this form relates: 333-74676


Securities to be registered pursuant to Section 12(b) of the Act:



         Title of Each Class                  Name of Exchange on Which
         to be so Registered                  Each Class is to be Registered
         -------------------                  ------------------------------

         Income PRIDES                        New York Stock Exchange

   Securities to be registered pursuant to Section 12(g) of the Act:  None




               INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered

         The description of the Registrant's Income PRIDES (the "Income PRIDES") to be registered hereunder is incorporated herein by reference to the description included under the captions "Description of the FELINE PRIDES," "Description of the Purchase Contracts," "Certain Provisions of the Purchase Contract Agreement and the Pledge Agreement" and "Description of the Notes" in the Prospectus Supplement, dated January 31, 2002, to the Prospectus dated December 28, 2001, included as part of the Registration State ment on Form S-3, of the Registrant, GBL Trust I and GBL Trust II (File No. 333-74676) (as the same may be amended from time to time, the "Registration Statement"). For purposes of such description, any prospectus supplement relating to the Registration Statement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which purports to describe the Income PRIDES shall be deemed to be incorporated herein by reference.

Item 2.  Exhibits

         The following exhibits to this Registration Statement have been filed as exhibits to the Registration Statement and are hereby incorporated herein by reference.

Exhibit
Number                           Description of Exhibit
------                           ----------------------

   1. Registration Statement on Form S-3 (Registration No. 333-74676) filed with the Securities and Exchange Commission on December 6, 2001 by Gabelli Asset Management Inc., GBL Trust I and GBL Trust II.

   2. Indenture between Gabelli Asset Management Inc. and The Bank of New York, as trustee, used in connection with the issuance of the Notes which are a component of the Income PRIDES.*

   3. First Supplemental Indenture between Gabelli Asset Management Inc. and The Bank of New York, as trustee, used in connection with the issuance of the Notes which are a component of the Income PRIDES.*

   4.       Form of Note.*

   5. Purchase Contract Agreement between Gabelli Asset Management Inc. and The Bank of New York, as Purchase Contract Agent.*

   6.       Form of Income PRIDES Certificate.*

   7. Pledge Agreement among Gabelli Asset Management Inc., The Chase Manhattan Bank, as Collateral Agent, and The Bank of New York, as Purchase Contract Agent.*

   8.       Remarketing Agreement among Gabelli Asset Management Inc.,
            The Bank of New York, as Purchase Contract Agent, and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Remarketing Agent.*

------------------
*To be filed by amendment.



                                 SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:    January 31, 2002


                                         GABELLI ASSET MANAGEMENT INC.


                                         By:  /s/ Robert S. Zuccaro
                                            ------------------------------
                                            Name:   Robert S. Zuccaro
                                            Title:  Vice President and Chief
                                                    Financial Officer